                                                                   Exhibit 10.18


                                  COMMON STOCK
                               PURCHASE AGREEMENT


                                 BY AND BETWEEN



                              BECKMAN COULTER, INC.



                                       AND


                                 CELLOMICS, INC.





                            DATED AS OF JUNE 9, 2000

                                TABLE OF CONTENTS

                                                                                                           Page No.
                                                                                                           -------
SECTION 1 Purchase and Sale of Shares.............................................................................1

         1.1.     SALE AND PURCHASE OF THE SHARES.................................................................1
         1.2.     CERTAIN DEFINED TERMS...........................................................................1

SECTION 2 Closing, Payment and Delivery...........................................................................1

         2.1.     CLOSING DATE....................................................................................1
         2.2.     PLACE OF CLOSING................................................................................2
         2.3.     CLOSING PAYMENT AND DELIVERY....................................................................2

SECTION 3 Representations and Warranties of the Company...........................................................2

         3.1.     ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS.................................................2
         3.2.     CORPORATE POWER.................................................................................2
         3.3.     CAPITALIZATION..................................................................................3
         3.4.     AUTHORIZATION...................................................................................3
         3.5.     FINANCIAL INFORMATION...........................................................................4
         3.6.     CHANGES.........................................................................................4
         3.7.     SUBSIDIARIES....................................................................................5
         3.8.     GOVERNMENTAL CONSENTS...........................................................................5
         3.9.     LITIGATION......................................................................................5
         3.10.    INTELLECTUAL PROPERTY...........................................................................6
         3.11.    CERTAIN AGREEMENTS..............................................................................6

SECTION 4 Representations and Warranties of Purchaser.............................................................7

         4.1.     REPRESENTATION AND WARRANTIES OF THE PURCHASER..................................................7

SECTION 5 Conditions to Closing of Purchaser......................................................................8

         5.1.     REPRESENTATIONS AND WARRANTIES CORRECT..........................................................8
         5.2.     PERFORMANCE.....................................................................................8
         5.3.     COMPLIANCE CERTIFICATE..........................................................................9
         5.4.     OPINION OF COMPANY'S COUNSEL....................................................................9
         5.5.     GOOD STANDING CERTIFICATE.......................................................................9
         5.6.     AUTHORIZATION AND CONSENTS......................................................................9

SECTION 6 Conditions to Closing of Company........................................................................9

         6.1.     REPRESENTATIONS................................................................................10
         6.2.     PERFORMANCE....................................................................................10

SECTION 7 Covenants..............................................................................................10

         7.1.     PURCHASER'S RIGHT TO ACQUIRE ADDITIONAL SHARES OF COMMON STOCK.................................10


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


                                                                                                           Page No.
                                                                                                           -------
         7.2.     JOINDER TO SHAREHOLDERS' AGREEMENT.............................................................11

SECTION 8 Restrictions on Transferability of Securities; Compliance with Securities Act;
                  Registration Rights............................................................................12

         8.1.     RESTRICTIONS ON TRANSFERABILITY................................................................12
         8.2.     CERTAIN DEFINITIONS............................................................................12
         8.3.     RESTRICTIVE LEGEND.............................................................................13
         8.4.     NOTICE OF PROPOSED TRANSFERS AND SECURITIES ACT COMPLIANCE.....................................13
         8.5.     COMPANY REGISTRATION...........................................................................14
         8.6.     ADDITIONAL REGISTRATION RIGHTS.................................................................15
         8.7.     EXPENSES OF REGISTRATION.......................................................................16
         8.8.     INDEMNIFICATION AND CONTRIBUTION...............................................................16
         8.9.     INFORMATION BY PURCHASER.......................................................................18
         8.10.    "MARKET STAND-OFF" AGREEMENT...................................................................18

SECTION 9 Definitions............................................................................................18

SECTION 10 Miscellaneous.........................................................................................20

         10.1.    GOVERNING LAW..................................................................................20
         10.2.    SURVIVAL.......................................................................................20
         10.3.    SUCCESSORS AND ASSIGNS.........................................................................21
         10.4.    ENTIRE AGREEMENT...............................................................................21
         10.5.    NOTICES, ETC...................................................................................21
         10.6.    DELAYS OR OMISSIONS............................................................................22
         10.7.    RIGHTS; SEPARABILITY...........................................................................22
         10.8.    AGENT'S FEES AND SERVICES......................................................................22
         10.9.    LEGAL FEES AND EXPENSES........................................................................23
         10.10.   TITLES AND SUBTITLES...........................................................................23
         10.11.   COUNTERPARTS...................................................................................23


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

                                LIST OF EXHIBITS


EXHIBIT A         -        Amended and Restated Certificate of Incorporation

EXHIBIT B         -        By-laws

EXHIBIT C         -        Form of Amended and Restated Shareholder's Agreement


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

                                  COMMON STOCK
                               PURCHASE AGREEMENT


         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 9th day of June, 2000, by and among CELLOMICS, INC. (the "Company"), a Delaware corporation having offices at 635 William Pitt Way, Pittsburgh, Pennsylvania 15238, and Beckman Coulter, Inc., a Delaware corporation, having offices at 4300 North Harbor Boulevard, Fullerton, California 92834 (the "Purchaser").

         WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase, certain securities of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and the Purchaser hereby agree as follows:

                                   SECTION 1

                           PURCHASE AND SALE OF SHARES

  1.1.   SALE AND PURCHASE OF THE SHARES.

         Upon and subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, at the Closing the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the Closing (as defined below), 153,256 shares of Common Stock (the "Shares") at a purchase price per share of $31.32 (with a total aggregate purchase price of $4,799,977.92).

  1.2.   CERTAIN DEFINED TERMS.

         Certain capitalized terms used in this Agreement shall have the respective meanings ascribed to them in Section 9 hereof.

                                   SECTION 2

                          CLOSING, PAYMENT AND DELIVERY

  2.1.   CLOSING DATE.

         Subject to the terms and provisions of this Agreement, the closing (the "Closing") of the purchase and sale of Shares hereunder shall be in the amount set forth in Section 1.1 hereof. The Closing shall be held on the date (the "Closing Date") of, and immediately following the last to occur of (a) the final execution and delivery of at least one counterpart of this Agreement by the Company and the Purchaser, (b) the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby, or such other date as shall have been agreed to by the Company and the Purchaser and (c) July 1, 2000.

  2.2.   PLACE OF CLOSING.

         The place of the Closing (including the place of delivery to the Purchaser by the Company of the certificates evidencing all Shares being purchased at the Closing and the place of payment to the Company by the Purchaser of the purchase price therefor) shall be at the offices of the Company or such other place as shall have been agreed to by the Company and the Purchaser.

  2.3.   CLOSING PAYMENT AND DELIVERY.

         At the Closing, the Purchaser will pay to the Company by wire transfer the aggregate amount set forth in Section 1.1 hereof; and the Company will deliver to the Purchaser a certificate or certificates registered in the Purchaser's name representing the number of Shares to be purchased at the Closing as set forth in Section 1.1 hereof.

                                   SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser as follows:

  3.1.   ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing and duly qualified as a foreign corporation in each jurisdiction wherein the nature of its activities or properties owned or leased by it makes such qualification, licensing or domestication necessary. The Company has all requisite corporate power, material governmental licenses, authorization, consents and approvals to own the properties owned by it and to conduct the business as it is being conducted by it and as proposed to be conducted. A true and correct copy of the Company's Amended and Restated Certificate of Incorporation and of the Company's By-Laws as presently in effect are attached hereto as Exhibit A (the "Amended and Restated Certificate") and Exhibit B (the "By-Laws"), respectively as currently in effect on the date hereof.

  3.2.   CORPORATE POWER.

         The Company has all requisite corporate power to enter into this Agreement and will have on the Closing Date all requisite corporate power to sell the Shares to be sold on the Closing Date and to carry out and perform its obligations under the terms of this Agreement and each of the other Financing Documents.

  3.3.   CAPITALIZATION.

         As of June 9, 2000, the Company's authorized capital stock consists of
(a) Six Million (6,000,000) shares of Common Stock, par value $.01 per share of the Company (the "Common Stock"), of which One Million One Hundred Eighty-Four Thousand Three Hundred Nineteen (1,184,319) shares are issued and outstanding, and (b) Two Million Seven Hundred Twenty-Four Thousand Five Hundred (2,724,500) shares of Preferred Stock, par value $.01 per share of the Company ("Preferred Stock"), of which (i) Two Million Twenty-Four Thousand Five Hundred (2,024,500) shares have been designated Series A Preferred Stock, par value $.01 per share of the Company (the "Series A Preferred"), of which One Million Nine Hundred Sixty-Six Thousand Six Hundred Eighteen (1,966,618) shares are issued and outstanding, and (ii) Seven Hundred Thousand (700,000) shares have been designated Series B Preferred Stock, par value $.01 per share of the Company (the "Series B Preferred"), of which Six Hundred Ninety-Three Thousand Six Hundred Seventy-Five (693,675) shares are issued and outstanding. As of June 9, 2000, the Company has (i) issued warrants exercisable for 388,141 and 57,829 shares of Common Stock and preferred stock, respectively and (ii) reserved 742,900 shares of Common Stock for issuance under its stock incentive plans, duly adopted by the Board of Directors and approved by the Company's stockholders of which options to purchase 498,032 shares of Common Stock have been granted. Upon consummation of the Closing, all issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and nonassessable and will have been issued in compliance with all applicable federal and state securities laws. The Company holds no shares of its capital stock in its treasury.

         As of June 9, 2000, except for the option's and warrants indicated as outstanding in the prior paragraph, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any of its shares of capital stock.

  3.4.   AUTHORIZATION.

         All action on the part of the Company and its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the Financing Documents and for the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Shares will be taken prior to the Closing. This Agreement and each of the Financing Documents is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The execution and delivery by the Company of this Agreement and compliance herewith, and the offer, and subject to obtaining requisite approvals of the Company's stockholders, the issuance and sale of the Shares will not, with or without notice or the passage of time or both, result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of, (i) any state or federal law to which the Company is subject, (ii) the Amended and Restated Certificate or By-Laws, or (iii) any material mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it or any of its property is bound, or may be affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term or give any other person or entity the right to accelerate the time for performance of any obligation of the Company. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws and the Amended and Restated Shareholder's Agreement.

  3.5.   FINANCIAL INFORMATION.

         Copies of the audited balance sheets of the Company dated December 31, 1998 and December 31, 1999 and copies of the unaudited balance sheet of the Company dated March 31, 2000 (the unaudited balance sheet dated March 31, 2000 being referred to herein as the "Balance Sheet") and the related statements of operations and accumulated deficit and cash flows for the periods then ended (collectively, the "Financial Statements") present fairly, in all material respects, the financial position of the Company as of such dates, have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, except for those changes promulgated and required by accounting authority, and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon in accordance with U.S. generally accepted accounting principles as of the dates thereof.

  3.6.   CHANGES.

         Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2000, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, (iii) liabilities for costs and expenses relating to or incurred in connection with the filing of the Company's registration statement, as amended, on Form S-1 filed with the Commission on March 3, 2000, (iv) any liability relating to or arising out of the Strategic Relationship Agreement to be entered into with the Purchaser, (v) continuing losses from the Company's operations since March 31, 2000 and (vi) liability attributable to deferred stock compensation and to deemed dividends due to beneficial conversion features in preferred stock. The Company has not made any declaration, setting aside or payment or other distribution in respect to any of its capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company, except for any dividends which accrue under the terms of the Preferred Stock. Since March 31, 2000 there has not been any event or series of events which have or which, with the passage of time, are reasonably likely to result in a new material item of disclosure in the Financial Statements and related footnotes of the Company including but not limited to:

         (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except for (i) changes in the ordinary course of business that have not been, in the aggregate, materially adverse or (ii) that are attributable to the matters set forth in 3.6(i)-(v) above;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

         (c) any waiver by the Company of any material debt owed to it;

         (d) any resignation or termination of employment of any officer of the Company; and the Company is not aware of any impending resignation or termination of employment of any such officer;

         (e) any outstanding loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business; or

or

         (f) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, or financial condition of the Company, except for factors that also generally may affect biotechnology companies or material factors that may affect other technology-based businesses including conditions in financial markets.

  3.7.   SUBSIDIARIES.

         The Company does not own or control, directly or indirectly, any subsidiaries.

  3.8.   GOVERNMENTAL CONSENTS.

         No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any foreign or U.S. federal, state or local governmental authority on the part of the Company is required in consummation with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Section 25102(f) of the California Corporate Securities and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act.

  3.9.   LITIGATION.

         There is no action, suit, proceeding or investigation pending against the Company and the Company has not received written notice of any of the forgoing that questions the validity of this Agreement or the Financing Documents or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might reasonably be expected to result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company financially, or any change in the current equity ownership of the Company, nor is the Company aware that there is any reasonable basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction judgment or decree of any court or government agency or instrumentality applicable to the Company. There is no action, suit, or proceeding by the Company currently pending, nor has the Company authorized anyone on its behalf to initiate any such action, suit or proceeding.

  3.10.  INTELLECTUAL PROPERTY.

         To the knowledge of the officers of the Company, it has not received any written communication from a third party (i) which accuses the Company of violating or, by conducting its business as proposed, would violate in any material respect any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or proprietary rights or processes of any person or entity and (ii) which third party is continuing to assert its rights against the Company. To the knowledge of the officers of the Company no employee of the Company is in violation of a confidentiality agreement between such employee and a former employer and no employee is using any confidential information of a former employer in the conduct of the Company's business.

  3.11.  CERTAIN AGREEMENTS.

         (a)      Since March 31, 2000, the Company:

     (i) has not entered into any agreements or understandings between the Company and any of its officers, directors, affiliates, or any affiliate thereof that would have been required to be disclosed in the footnotes to the financial statements of the Company were they being issued on this date and that are not already disclosed in the Financial Statements;

                  (ii) has not made any material loans or advances to any person, other than advances in the ordinary course of business, or sold, exchanged or otherwise disposed of any of its assets or rights which would have a material adverse effect on the Company.

         (b)      The Company is not actively pursuing:

                  (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations; or

                  (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or any transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of.

         (c) The Company is not engaged in any discussion regarding any form of liquidation, dissolution or winding up of the Company.


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                                   SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

  4.1.   REPRESENTATION AND WARRANTIES OF THE PURCHASER.

         The Purchaser represents and warrants to the Company as follows:

         (a) AUTHORIZATION. It has full power and authority to enter into this Agreement and all other documents and instruments executed by it in connection with the transactions contemplated hereby and thereby, and each such agreement, document or instrument constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

         (b) ACCREDITED INVESTOR. It is an "accredited investor" as defined in Rule 501 under the Securities Act.

         (c) EXPERIENCE. It is experienced in evaluating and investing in companies such as the Company.

         (d) INVESTMENT. It is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares have not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

         (e) RULE 144. It understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. It acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions (which conditions cannot presently be satisfied).

         (f) ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, and it has been furnished with copies of documents which it has requested.

         (g) NO RELIANCE ON CERTAIN TYPES OF ADVICE. It is not relying on the Company for advice with respect to tax considerations, the suitability of his, her or its investment in the Company or legal or economic considerations.

         (h) NO RELIANCE ON REGISTRATION STATEMENT. Neither the Company nor any of the underwriters named in the Company's registration statement filed under the Securities Act by the Company on March 3, 2000, or amendment No. 1 to such registration statement, with respect to its proposed initial public offering, delivered a copy of the prospectuses filed in such registration statement to the Purchaser. The Purchaser is making an investment in the Company in connection with entering into a strategic relationship with the Company and not due to the Company's having filed such registration statement for an initial public offering with the Commission.

         (i) MARKETABILITY. It understands that the Company is closely held and that there is no public market for resale of the Shares. It understands that it is possible that a market for the Shares will not ever develop. As a consequence, it understands that it may not be able to liquidate its investment in the Shares, even in the event of an emergency. It also understands that, for the foregoing reasons, the Shares may not be readily accepted as collateral for a loan.

         (j) ADDRESSES. The address of the Purchaser is 4300 North Harbor Boulevard, Fullerton, California 92834 and such address is the Purchaser's true and correct residence and/or principal place of business as of the date hereof.

                                   SECTION 5

                       CONDITIONS TO CLOSING OF PURCHASER

         The obligation of the Purchaser to purchase the Shares to be purchased by it at the Closing is subject to the fulfillment to the satisfaction of Purchaser on or prior to the Closing Date of each of the following conditions:

  5.1.   REPRESENTATIONS AND WARRANTIES CORRECT.

         The representations and warranties made by the Company in Sections 3.1, 3.2, and 3.4 hereof shall be true and correct in all material respects on the Closing Date and with respect thereto, after giving effect to the sale and issuance of the Shares at the Closing. The representations and warranties made by the Company in Section 3.5 shall be true and correct in all material respects as of the dates referred to therein. The representations and warranties made by the Company in Section 3.3, 3.6, 3.7, 3.8, 3.9 and 3.10 shall be true and correct in all material respects as of June 9, 2000.

  5.2.   PERFORMANCE.

         All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been so performed or complied with in all material respects.

  5.3.   COMPLIANCE CERTIFICATE.

         The Company shall have executed and delivered to the Purchaser a certificate of the President or any Vice President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

  5.4.   OPINION OF COMPANY'S COUNSEL.

         The Purchaser shall have received an opinion of counsel from Buchanan Ingersoll Professional Corporation, special counsel to the Company, and/or Metz Schermer & Lewis LLC, counsel to the Company (or successor firms thereto) to the effect that (i) the Company has been duly incorporated, (ii) that the Company has full power and authority to conduct its business, (iii) that this Agreement represents a valid and binding agreement of the Company enforceable against the Company except for limitations relating to bankruptcy, insolvency, fraudulent conveyance, general principals of equity and indemnification, (iv) that the Shares have been duly authorized, validly issued and are fully paid, (v) that all consents from third parties necessary to consummate this Agreement have been obtained, (vi) that the consummation of this Agreement and the issuance of the Shares does not violate the Company's Certificate of Incorporation, Bylaws or any material agreement of which such counsel is aware and (vii) that there are no legal actions pending against the Company except as listed in such opinion.

  5.5.   GOOD STANDING CERTIFICATE.

         The Company shall have delivered to the Purchaser a certificate of recent date from the Secretary of State of the State of Delaware with respect to the Company's good standing, legal corporate existence, due authorization to conduct business and the payment of all franchise taxes.

  5.6.   AUTHORIZATION AND CONSENTS.

         All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

                                   SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell the Shares to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

  6.1.   REPRESENTATIONS.

         The representations made by the Purchaser pursuant to Section 4.1 hereof shall be true and correct in all material respects when made and shall be true and correct on the Closing Date.

  6.2.   PERFORMANCE.

         All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been so performed or complied with in all material respects.

                                   SECTION 7

                                   COVENANTS

  7.1.   PURCHASER'S RIGHT TO ACQUIRE ADDITIONAL SHARES OF COMMON STOCK.

         (a) GENERAL.

         Purchaser shall have the right to buy additional shares of Common Stock upon any future sale by the Company of Common Stock or Common Stock Equivalents (as defined) to the extent described below; provided, however that the right shall not apply to any of the following issuances ("Excluded Sales") (i) Common Stock issued in connection with the conversion rights applicable to the Company's Series A Preferred, Series B Preferred or other Preferred Stock (including those issued for the purposes of antidilution protection) or Securities issued as a dividend in connection with the Preferred Stock, (ii) securities issued pursuant to a public offering pursuant to an effective registration statement under the Securities Act in which all of the Preferred Stock of the Company is converted to Common Stock, (iii) securities issued in connection with any stock split or stock dividend of the Company, recapitalizations or the like, (iv) shares of the Company's Common Stock issued to employees, officers, or directors of, or contractors, consultants or advisors to, the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, contracts or other arrangements that are approved by the Company's Board of Directors, (v) shares of Common Stock or Common Stock Equivalents issued pursuant to the exercise of any warrant, (vi) shares of the Company's capital stock issued to a financial institution which has loaned funds to the Company or issued to equipment lessors, the terms of which are approved by the Board of Directors, and (vii) any shares of Common Stock required to be issued pursuant to this Section. For the purposes of this Section 7.1 "Common Stock Equivalents" shall mean Common Stock, warrants to purchase Common Stock or any other securities that are convertible into Common Stock, or any other securities or rights that are exercisable or exchangeable for, or convertible into, Common Stock. Common Stock and the Common Stock Equivalents collectively being the "Securities."

         (b) RIGHT TO ACQUIRE ADDITIONAL SHARES.

         The Purchaser shall have a right to purchase that number of shares of Common Stock of the Company which the Company sold in a private placement (other than the Excluded Sales by Section 7.1(a) above) sufficient to maintain such Purchaser's proportionate beneficial ownership interest in the Company (on an as-converted, fully diluted basis calculated as of the date of such sale, and after giving effect to such sale). If the Company has made any such sale of Securities, it shall give the Purchaser written notice of the sale. The notice shall set forth the material terms and conditions of the sale (including the number of shares), and shall constitute an offer to sell to the Purchaser that number of shares of Common Stock necessary to maintain Purchaser's proportionate beneficial ownership interest in the Company (on an as-converted, fully diluted basis calculated as of the date of such sale, and after giving effect to such sale), unless such purchase would not be permitted under applicable law in the reasonable discretion of Company's counsel, in which event, Purchaser shall have the right to acquire such number of shares of Common Stock as are legally permitted to be acquired by Purchaser and, upon election of Purchaser, the Company and Purchaser shall agree in good faith for the purchase by Purchaser of such number of shares of Common Stock or other equitable arrangements which will most closely approximate the benefit to the Purchaser intended to be granted by this Section 7.1(b). The price at which such sales of Common Stock shall be made to Purchaser will be the price at which the Securities (giving rise to the right under this Section) were sold, (and in the case of Common Stock Equivalents, such price shall also include any additional consideration to be paid to the Company upon the acquisition of Common Stock). The Purchaser may accept such offer by delivering a written notice of acceptance (an "Acceptance Notice") to the Company within twenty (20) days after receipt of the Company's offer. If the Purchaser does not accept such offer or accepts such offer and does not complete the purchase of such Common Stock within ten (10) days after delivery of the Acceptance Notice, its rights to purchase under this Section for such sale shall expire. On an as converted, fully diluted basis shall be determined on the assumption that included in number of shares of outstanding Common Stock is that number of shares of Common Stock issuable under any then outstanding Common Stock Equivalents as well as pursuant to any outstanding options.

         (c) EXPIRATION OF RIGHT UNDER SECTION 7.1.

         The rights granted under Section 7.1 of this Agreement shall expire immediately upon an Qualified Public Offering (as defined in the Shareholders' Agreement) that results in all of the Preferred Stock being converted into Common Stock.

  7.2.   JOINDER TO SHAREHOLDERS' AGREEMENT.

         The Purchaser, hereby joins as one of the Common Shareholders the Amended and Restated Shareholders' Agreement dated February 23, 2000 (the "Shareholders' Agreement") a true and correct copy of which is attached hereto as Exhibit C. The Purchaser agrees upon request of the Company to execute a signature page to the Shareholders Agreement confirming that it has become a party to the Shareholders' Agreement. The Purchaser further agrees upon request of the Company to execute an amendment to the Shareholders Agreement if the

Company consummates a potential offering of an additional series of its preferred stock. Such Shareholders Agreement shall terminate upon an Qualified Public Offering (as defined in the Shareholders' Agreement) that results in all of the Preferred Stock being converted into Common Stock.

                                   SECTION 8

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
               COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS

  8.1.   RESTRICTIONS ON TRANSFERABILITY.

         The Shares will not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of Section 8.15 hereof, to assist in an orderly distribution of the Company's securities. The Purchaser will cause any proposed transferee of Shares held by the Purchaser to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 8.

  8.2.   CERTAIN DEFINITIONS.

         As used in this Section 8, the following terms shall have the following respective meanings:

         "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 8.3 hereof.

         "REGISTRABLE SECURITIES" shall mean, from time to time, (i) the Shares,
(ii) any shares of Common Stock issued pursuant to Section 7.1 hereof and (iii) any shares of Common Stock issued as dividends on the Shares.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance with Section 8.7 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, and all fees and disbursements of counsel for the Purchaser.

         "TERMINATION DATE" shall mean the date that is five (5) years after the closing of an Initial Public Offering, provided that as of such date the Company is subject to and is in compliance with the periodic reporting requirements of the Exchange Act and shares of the Common Stock are actively traded on the Nasdaq National Market or other national securities exchange. In addition, "Termination Date" shall mean such date as of which (i) the Company is subject to and in compliance with the periodic reporting requirements of the Exchange Act, (ii) shares of the Common Stock are traded as described above, and (iii) the Purchaser is able, within the ninety (90) day period immediately following such date, to transfer all of its Registrable Securities in compliance with Rule 144 promulgated by the Commission under the Securities Act.

         "OTHER STOCKHOLDERS" shall have the meaning set forth in Section
8.5(a).

  8.3.   RESTRICTIVE LEGEND.

         Each certificate representing (i) the Shares, and any additional shares of Common Stock acquired pursuant to Section 7.1 (which will have not been registered under all federal securities laws) or (ii) any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF l933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if with such request, the Company shall have received either the opinion referred to in Section 8.4(i) or the "no-action" letter referred to in Section 8.4(a)(ii), to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws.

  8.4.   NOTICE OF PROPOSED TRANSFERS AND SECURITIES ACT COMPLIANCE.

         The holder of Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 8.5 and 8.6 hereof and other than to a member of such holder's Group, as such term is defined in the Shareholders Agreement), the holder thereof shall give written notice (or oral notice in the case of transactions in compliance with Rule 144) to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of Buchanan Ingersoll Professional Corporation or other legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and applicable state securities laws, or
(ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, provided, that in the case of a transfer of Restricted Securities to a member of a holder's Group (as such term is defined in the Shareholders' Agreement), no such opinion of counsel or no-action letter shall be necessary, provided that the transferee agrees in writing to be subject to the restrictions on transfer of the Restricted Securities to the same extent as if such transferee were originally a party signatory to this Agreement. Upon receipt by the Company of such notices and accompanying opinion or "no-action" letter, if required, the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 8.3 above, except that such certificate need not bear such restrictive legend if such legend is no longer required if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws or if the transaction is made, to the Company's reasonable satisfaction, in compliance with Rule 144. Notwithstanding anything to the contrary contained in this Section 8.4, no holder of Restricted Securities will transfer any of such Restricted Securities to any member of such holder's Group that is not an "accredited investor" as defined in Rule 501 under the Securities Act at the time of such transfer, except under the circumstances described in Sections 8.5 and 8.6 hereof and except in transactions in compliance with Rule 144.

  8.5.   COMPANY REGISTRATION.

         (a) NOTICE OF REGISTRATION. If the Company shall determine to register any of its equity securities either for its own account or the account of a security holder or holders ("Other Stockholders") exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

                  (i) promptly give to the Purchaser written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the

         Registrable Securities specified in a written request or requests, made by the Purchaser within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in subsection 8.5(b) below.

         (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as part of the written notice given pursuant to subsection 8.5(a)(i). In such event, the right of Purchaser to registration pursuant to Section 8.5 shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Purchaser's registrable Securities in the underwriting to the extent provided herein. The Purchaser shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

         Notwithstanding any other provision of this Section 8.5, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Purchaser's Registrable Securities shall be excluded from such registration provided that securities are similarly being excluded pro rata which are held by persons other than the Preferred Stockholders with respect to their shares of Preferred Stock and other Securities which they hold.

         (c) TERMINATION. The Company's obligations under this Section 8.5 shall terminate on the Termination Date.

  8.6.   ADDITIONAL REGISTRATION RIGHTS.

         (a) FORM S-3. The Company shall use its reasonable best efforts to qualify for the use of Form S-3 or any comparable or successor form or forms of the Commission; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act, in accordance with the provisions of the Exchange Act following the effective date of the first registration, if any, of any securities of the Company on Form S-1. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of Section 8.5, the holders of Registrable Securities shall have the right to request registrations on Form S-3 (by written request stating the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders), subject only to the following:

                  (i) No request made under this Section 8.6 shall require a registration statement requested therein to become effective (i) prior to ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of Common Stock or (ii) prior to the effective date of a registration statement referred to in (i) above if the Company shall theretofore have given written notice of such registration statement to the holders of Registrable Securities pursuant to subsection 8.5(a) and shall have thereafter pursued the preparation, filing and effectiveness of such registration statement with diligence;

                  (ii) The Company shall not be required to effect a registration pursuant to Section 8.6 unless the Registrable Securities requested to be registered pursuant to this Section 8.6 have a proposed public offering price of $500,000 or more; and

                  (iii) The Company shall not be required to effect more than two (2) registrations pursuant to this Section 8.6, provided that such registrations have been declared or ordered effective.

         The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 8.6 and shall provide a reasonable opportunity for other holders to participate in the registration, and, if the intended method of disposition specified as aforesaid is an underwritten public offering, participation by the Company and other holders of Common Stock shall be on the basis set forth in Section 8.5(b) above. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the holder or holders thereof for purposes of disposition.

         The Company's Obligations under this Section 8.6 shall terminate, as to any holder, on the first Termination Date applicable to such holder.

         (b) ADDITIONAL RIGHTS. In the event that the "Common Shareholders" as such term is defined in the Shareholders' Agreement have or are hereafter granted any registration rights which are more favorable than the rights granted herein, then the Company shall amend this Agreement so as to include herein for the benefit of the Holders such more favorable terms.

  8.7.   EXPENSES OF REGISTRATION.

         The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to
Section 8.5 hereof.

  8.8.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 8, will indemnify and hold harmless the Purchaser, each of its officers, directors and partners, and each party controlling the Purchaser, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Purchaser, each of its officers, directors and partners, and each party controlling the Purchaser, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to Purchaser in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by the Purchaser, and stated to be specifically for use therein and the Company will not be liable to any underwriter in any such case to the extent that any such claim, loss, damage liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such underwriter.

         (b) The Purchaser will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each holder of Registrable Securities and Other Stockholders and each of their respective officers, directors and partners, and each party controlling each other holder of Registrable Securities or Other Stockholders, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such holders of Registrable Securities, Other Stockholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by the Purchaser and stated to be specifically for use therein; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the proceeds to the Purchaser of the securities sold as contemplated herein.

         (c) Each party entitled to indemnification under this Section 8.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 8.8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, (ii) includes equitable or other non-monetary relief, (iii) involves admission of criminal or quasi-criminal activity, or (iv) any admission or implication of bad faith, unfair dealing, self-dealing, dishonesty or any similar claim which could reasonably be expected to be detrimental to or injure such Indemnified Party's reputation or future business prospects.

  8.9.   INFORMATION BY PURCHASER.

         The Purchaser shall furnish to the Company such information regarding the Purchaser as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

  8.10.  "MARKET STAND-OFF" AGREEMENT.

         The Purchaser agrees, if requested by the Company and an underwriter of the Company's Common Stock (or other securities), not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it (i) during such period as the Company specifies in its request not to exceed one hundred eighty (180) days with respect to the Company's firm commitment initial public offering, and (ii) during such period as the Company specifies in its request not to exceed ninety (90) days with respect to any subsequent firm commitment public offering. The Purchaser further agrees, if requested by the Company and an underwriter of the Company's Common Stock (or other securities), to enter into a "lock-up" agreement. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) held by the Purchaser subject to the foregoing restriction until the end of said periods.

                                   SECTION 9

                                  DEFINITIONS

         As used in this Agreement or in the Financing Documents, capitalized terms shall have the respective meanings set forth in this Agreement (including, without limitation, in Section 8.2 hereof) or set forth below or in the Section of this Agreement referred to below:

         AFFILIATE shall mean, as to any entity or person, any natural person, corporation, business trust, association, company, partnership, joint venture or other entity or government agency or political subdivision which directly or indirectly controls, is controlled by or is under common control with such entity or person.

         AMENDED AND RESTATED CERTIFICATE - Section 3.1.

         BALANCE SHEET - Section 3.5.

         BOARD shall mean the entire Board of Directors of the Company.

         BY-LAWS - Section 3.1.

         CALIFORNIA CORPORATE SECURITIES LAW shall mean the California Corporate Securities Law of 1968, as amended.

         CLOSING - Section 2.1.

         CLOSING DATE - Section 2.1.

         COMMISSION shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         COMMON STOCK - Section 3.2.

         COMMON STOCK EQUIVALENTS - Section 7.1.

         COMPANY - Preamble.

         EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended, and any regulations issued pursuant thereto.

         EXCLUDED SALES - Section 7.1.

         FINANCING DOCUMENTS shall mean this Agreement and the Shareholders' Agreement.

         FINANCIAL STATEMENTS - Section 3.5.

         INITIAL PUBLIC OFFERING shall mean the first underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock for the account of the Company, on a firm commitment basis.

         INDEMNIFIED PARTY - Section 8.8.

         INDEMNIFYING PARTY - Section 8.8.

         PERSON shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

         PREFERRED STOCK - Section 3.3.

         PURCHASER - Preamble.

         RELATED PARTY shall mean any officer, director, employee or consultant of the Company or any Subsidiary or any holder of 5% or more of any class of capital stock of the Company or any Subsidiary or any member of the immediate family of any such officer, director, employee, consultant or stockholder or any entity controlled by any such officer, director, employee, consultant or stockholder or a member of the immediate family of any such officer, director, employee, consultant or stockholder.

         RESTRICTED SECURITIES - Section 8.2.

         SECURITIES ACT shall mean the Securities Act of 1933, as amended, and regulations issued pursuant thereto.

         SERIES A PREFERRED - Section 3.3.

         SERIES A PREFERRED STOCKHOLDERS - means the holders of Series A Preferred.

         SERIES B PREFERRED - Section 3.3.

         SHAREHOLDERS' AGREEMENT - Section 7.2.

         SHARES - The 153,256 shares of Common Stock sold to the Purchaser described in Section 1.1 and any shares of Common Stock acquired by the Purchaser pursuant to the Purchaser's right to buy additional shares described in Section 7.1 hereof.

         SUBSIDIARY shall mean any corporation, partnership, joint venture, association or other business entity at least 50% of the outstanding voting stock or voting interests of which is at the time owned or controlled, directly or indirectly, by the Company or by one or more of such Subsidiary entities or both.

         TERMINATION DATE - Section 8.2.

         QUALIFIED PUBLIC OFFERING - Section 7.2.

                                   SECTION 10

                                  MISCELLANEOUS

  10.1.  GOVERNING LAW.

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

  10.2.  SURVIVAL.

         The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and shall survive the Closing for the periods set forth in this Section 10.2. Except for the covenants under Section 8 which shall survive until the Termination date, the covenants and agreements made herein and all claims and causes of actions with respect thereto shall survive until the Company's Initial Public Offering. The representations and warranties made herein and all claims and causes of action with respect thereto shall terminate upon the earlier to occur of (a) the two (2) year anniversary of the Closing Date or (b) the one (1) year anniversary of the date the Company completes a Initial Public Offering.

  10.3.  SUCCESSORS AND ASSIGNS.

         Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Company may not assign its rights hereunder. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of the Shares.

  10.4.  ENTIRE AGREEMENT.

         This Agreement and the Financing Documents (including the Exhibits hereto, which are an integral part of this Agreement) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Purchaser.

  10.5.  NOTICES, ETC.

         (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage prepaid, or delivered either by hand or by messenger, or sent via telex, telecopier, computer mail or other electronic means, addressed
(a) if to the Purchaser, at the address set forth in the preamble of this Agreement, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares at such address as such holder shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, 635 William Pitt Way, Pittsburgh, Pennsylvania 15328, Attn: President or at such other address as the Company shall have furnished to the Purchaser and each such other holder in writing.

         (b) Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

  10.6.  DELAYS OR OMISSIONS.

         No delay or omission to exercise any right, power or remedy accruing to any of the parties hereto, upon any breach or default of any of the other parties hereto under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

  10.7.  RIGHTS; SEPARABILITY.

         In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  10.8.  AGENT'S FEES AND SERVICES.

         (a) The Company represents and warrants that it has retained no finder or broker or other person or firm in connection with the transactions contemplated by this Agreement. The Company accepts sole responsibility for and agrees to pay all agent's fees to and any broker, finder or other person or firm in connection with the transactions contemplated herein, other than those which a Purchaser has agreed to pay pursuant to Section 10.8(b). In addition, the Company hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for any commission or compensation in the nature of an agent's fee to any broker, finder or other person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.

         (b) Purchaser represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement. Purchaser accepts sole responsibility for and agrees to pay all agent's fees to any broker, finder or other person or firm hired by Purchaser in connection with the transactions contemplated herein. In addition, Purchaser hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of an agent's fee to any broker, finder or other person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by Purchaser or any of its employees or representatives, other than those which the Company has agreed to pay pursuant to Section 10.8(a).

  10.9.  LEGAL FEES AND EXPENSES.

         The Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. The Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to the Agreement and the transactions contemplated hereby.

  10.10. TITLES AND SUBTITLES.

         The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

  10.11. COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.


                                     CELLOMICS, INC.


                                     By: /s/ D. Lansing Taylor
                                        ------------------------------
                                     Name:  D. Lansing Taylor
                                          ----------------------------
                                     Title: President & CEO
                                           ---------------------------


                                     BECKMAN COULTER, INC.


                                     By: /s/ Jack P. Wareham
                                        ------------------------------
                                     Name:
                                          ----------------------------
                                     Title:
                                           ---------------------------

                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                    EXHIBIT B

                                     BYLAWS

                                    EXHIBIT C

                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT




                                      -27-